Exhibit 99

                        Southcoast Financial Corporation
                                  News Release
                              Southcoast Announces
                             2006 Year End Earnings

Mt. Pleasant, S.C., January 17, 2007 / Prime Newswire /Southcoast Financial Corporation (NASDAQ: SOCB) announced today that it had unaudited net income of $4,839,000 or $0.89 per basic share, for the year ended December 31, 2006. This compares to net income of $4,189,000, or $1.06 per basic share, for the year ended December 31, 2005. The average basic shares, included in the earnings per share calculation, were 38.6% greater for the year ended December 31, 2006, than for the year ended December 31, 2005. This increase in outstanding shares is primarily a result of the completion of our offering of 1,610,000 additional shares of stock during the fourth quarter of 2005. Average shares outstanding for both periods have been adjusted for the 10% stock dividend issued May 26, 2006.

"Southcoast Financial Corporation continues to report increased profits in an ever challenging interest rate market. Asset quality remained strong, and improved during the fourth quarter. Non-performing loans decreased to 0.18% at December 31st, down from 0.28% at September 30th. We slowed our growth somewhat to increase our attention to asset quality and adjust to a slowing of the real estate market. We continued to focus on the core earnings of our Bank subsidiary, Southcoast Community Bank," Chairman and Chief Executive Officer Wayne Pearson said.

Total assets as of December 31, 2006 were $481.9 million compared to $476.6 million as of December 31, 2005, an increase of 1.1%. Loans, excluding loans held for sale, decreased to $367.6 million, down 2.3% from $375.9 million as of December 31, 2005. Deposits dropped 0.2% to $310.9 million over the same period.

"Despite some slowing of growth, our local economy continues to show strength and Southcoast continues to expand its branch network. On January 8, 2007, we opened our ninth branch office at 1654 Sam Rittenberg Blvd, in the West Ashley area of Charleston. This branch is our second office in the West Ashley area. We expect to open our third Mt. Pleasant office in the second quarter of 2007. Our expansion into the Hilton Head market is underway. We have entered into a letter of intent to lease office space for our Hilton Head loan production office. We have acquired two locations for our expansion in the market. Our regional headquarters will be located on Palmetto Bay Road, and an additional branch will be located on Highway 170 in Bluffton," Pearson said.

For the quarter ended December 31, 2006 unaudited net income was $967,000, or $0.18 per basic share. This compares to net income of $1,313,000, or $0.27 per basic share, for the quarter ended December 31, 2005. The reduction of net income is the result of having significant noninterest income in the fourth quarter of 2005 related to the sale of real estate which did not recur in 2006. The average basic shares included in the earnings per share calculation were 13.7% greater for the three months ended December 31, 2006, than for the three months ended December 31, 2005, primarily due to the completion of the aforementioned stock offering during the fourth quarter of 2005. The average shares included in the earnings per share calculation for both periods have been adjusted for the earlier referenced 10% stock dividend.

Southcoast Financial Corporation, headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on NASDAQ under the symbol SOCB. Information about the corporation is available on our web site,www.southcoastbank.com.

This press release  contains  forward-looking  statements  about branch openings
within  the  meaning  of  the   Securities   Litigation   Reform  Act  of  1995.
Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward looking-statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

SOURCE   Southcoast Financial Corporation
/ Contact William C. Heslop, Senior Vice President and
Chief Financial Officer, (843) 216-3019

                                                                          Southcoast Financial Corporation
                                                                         Consolidated Statements of Condition

                                                                   ( Dollars in thousands, except per share data)
                                                        December 31      December 31    December 31     December 31    December 31
                                                           2006             2005           2004            2003            2002
                                                           ----             ----           ----            ----            ----
                                                       (Unaudited)
Assets
Cash and due from banks ............................     $  7,008        $ 14,378        $ 11,853        $  5,550        $  5,490
Federal Funds sold .................................       31,204          16,964           4,236          12,031          14,583
Investments ........................................       46,461          35,203          24,831          22,049           7,608
Loans held for sale ................................          140           9,275          12,009             427           8,683
Loans:
 Commercial and Construction .......................      196,572         209,609         191,836         135,292          95,619
 Mortgage ..........................................      159,774         162,716         101,216          62,543          35,649
 Consumer ..........................................       11,264           3,601           3,559           4,274           5,117
                                                         --------        --------        --------        --------        --------
  Total loans ......................................      367,610         375,926         296,611         202,109         136,385
Less: Allowance for loan Losses ....................        4,364           4,270           3,404           2,377           1,656
                                                         --------        --------        --------        --------        --------
Net loans ..........................................      363,246         371,656         293,207         199,732         134,729
Fixed assets .......................................       25,126          19,898          14,844           9,412           8,054
Other assets .......................................        8,671           9,225           5,122           4,016           2,366
                                                         --------        --------        --------        --------        --------
    Total Assets ...................................     $481,856        $476,599        $366,102        $253,217        $181,513
                                                         ========        ========        ========        ========        ========
Liabilities & Shareholders' Equity
Deposits:
 Noninterest bearing ...............................     $ 34,694          38,754        $ 27,955        $ 19,646          17,393
 Interest bearing ..................................      276,199         272,800         230,198         146,567        $115,262
                                                         --------        --------        --------        --------        --------
  Total deposits ...................................      310,893         311,554         258,153         166,213         132,655
Other Borrowings ...................................       67,841          67,000          58,000          41,100          23,500
Junior subordinated debentures .....................       21,655          21,655          11,345          11,345          11,345
Other liabilities ..................................        2,664           3,075           2,034           1,149           1,304
                                                         --------        --------        --------        --------        --------
   Total liabilities ...............................      403,053         403,284         329,532         219,807         168,804

Shareholders' Equity
 Common Stock ......................................       75,316          70,268          34,081          33,298          12,329
 Retained Earnings and Accumulated
    Other Comprehensive Income or Loss .............        3,487           3,047           2,490             112             380
                                                         --------        --------        --------        --------        --------
   Total shareholders' equity ......................       78,803          73,315          36,571          33,410          12,709
                                                         --------        --------        --------        --------        --------
   Total Liabilities and
    Shareholders' Equity ...........................     $481,856        $476,599        $366,103        $253,217        $181,513
                                                         ========        ========        ========        ========        ========

Book value per share ...............................       $14.23**        $13.45**        $10.17**         $9.36**          $6.28**

Allowance for loan losses to Loans Ratio ...........         1.19%           1.14%           1.15%           1.18%            1.21%

** Adjusted for a 15% stock dividend in 2003 and a 10% dividend in 2006, 2005, 2004, and 2002.

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
                                                                                   Southcoast Financial Corporation
                                                                                    Consolidated Income Statements
                                                                         (Dollars in thousands, except earnings per share)

                                                                              Year Ended                   Three Months Ended
                                                                              ----------                   ------------------
                                                                     December 31,     December 31,     December 31,     December 31,
                                                                         2006            2005              2006              2005
                                                                         ----            ----              ----              ----
                                                                     (Unaudited)      (Unaudited)       (Unaudited)      (Unaudited)
Interest Income
 Interest and fees on loans ................................        $   28,080        $   22,206        $    7,270        $    6,407
 Interest on investments ...................................             2,852             1,343               738               404
 Interest on Fed funds sold ................................               478               340               155                72
                                                                    ----------        ----------        ----------        ----------
   Total interest income ...................................            31,410            23,889        $    8,163             6,883

Interest expense ...........................................            15,265             9,975             4,158             3,042
                                                                    ----------        ----------        ----------        ----------
   Net interest income .....................................            16,145            13,914             4,005             3,841
Provision for loan losses ..................................               723               865                 0               285
                                                                    ----------        ----------        ----------        ----------
Net interest income after loan loss provision ..............            15,422            13,049             4,005             3,556

Noninterest income .........................................             3,837             2,725               565             1,393
                                                                    ----------        ----------        ----------        ----------
   Total operating income ..................................            19,259            15,774             4,570             4,949

Noninterest expense
 Salaries and benefits .....................................             6,499             5,711             1,609             1,815
 Occupancy and equipment ...................................             1,925             1,291               601               340
 Other expenses ............................................             3,118             2,241               871               585
                                                                    ----------        ----------        ----------        ----------

   Total noninterest expense ...............................            11,542             9,243             3,081             2,740
                                                                    ----------        ----------        ----------        ----------
Income before taxes ........................................             7,717             6,531             1,489             2,209

Income tax expense .........................................             2,878             2,342               522               896
                                                                    ----------        ----------        ----------        ----------
Net income .................................................        $    4,839        $    4,189        $      967        $    1,313
                                                                    ==========        ==========        ==========        ==========

Basic net income per common share* .........................        $     0.89        $     1.06        $     0.18        $     0.27

Diluted net income per common share* .......................        $     0.89        $     1.06        $     0.18        $     0.27

Average shares outstanding*
    Basic ..................................................         5,461,034         3,941,199         5,470,316         4,812,138
    Diluted ................................................         5,465,859         3,945,882         5,474,673         4,816,666


* Share and per share data has been adjusted for 10% stock dividends in 2006 and 2005.

Southcoast Financial Corporation
SELECTED FINANCIAL DATA
(dollars in thousands, except earnings per share)

                                                   Year           Year         Year            Year           Year           Year
                                                  Ended          Ended        Ended           Ended          Ended          Ended
                                                Dec 2006       Dec. 2005     Dec. 2004      Dec. 2003       Dec. 2002     Dec. 2001
                                                --------       ---------     ---------      ---------       ---------     ---------
                                               (Unuadited)
INCOME STATEMENT DATA
   Net interest income ...................    $   16,145     $   13,914     $   10,692     $    7,858     $    5,458     $    4,236
   Provision for loan losses .............           723            865          1,146            735            480            321
   Noninterest income ....................         3,837          2,725          2,700          1,711          1,767          1,137
   Noninterest expenses ..................        11,542          9,243          7,966          6,171          4,866          4,043
   Net income ............................         4,839          4,189          2,982          1,704          1,147            646

PER SHARE DATA *
 Net income per share
    Basic ................................    $     0.89     $     1.06     $     0.83     $     0.76     $     0.57     $     0.36
    Diluted ..............................    $     0.89     $     1.06     $     0.82     $     0.74     $     0.55     $     0.35

BALANCE SHEET DATA
  Total assets ...........................    $  481,856     $  476,599     $  366,102     $  253,217     $  181,513     $  124,309
  Total deposits .........................       310,893        311,554        258,153        166,213        132,655         81,856
  Total loans (net) ......................       363,246        371,656        293,208        199,732        134,729         95,737
  Investment securities ..................        46,461         35,203         24,831         22,049          7,608          8,183
  Total earning assets ...................       439,507        440,942        344,482        238,009        168,225        113,323
  Other Borrowings .......................        67,841         67,000         58,000         41,100         23,500         30,400
  Junior subordinated debentures .........        21,655         21,655         11,345         11,345         11,345              0
  Shareholders' equity ...................        78,803         73,315         36,571         33,410         12,709         11,549

Average shares outstanding*
  Basic ..................................     5,461,034      3,941,199      3,586,523      2,246,398      2,021,109      1,783,008
  Diluted ................................     5,465,859      3,945,882      3,637,618      2,299,766      2,102,388      1,839,676

KEY RATIOS
  Return on assets .......................          1.00%          1.04%          0.98%          0.79%          0.78%          0.59%
  Return on equity .......................          6.36%          9.28%          8.56%         10.43%          9.45%          6.69%
  Equity to asset ratio ..................         16.35%         15.38%          9.99%         13.19%          7.00%          9.29%
  Non-performing assets to assets ........          0.18%          0.11%          0.27%          0.04%          0.06%          0.07%
  Reserve to loans .......................          1.19%          1.14%          1.15%          1.18%          1.21%          1.25%
  Net interest margin ....................          3.62%          3.69%          3.78%          3.90%          4.02%          4.21%

  Employees ..............................           110             91             77             68             61             50
  # of accounts ..........................        10,778         10,728          9,391          7,814          6,899          4,975
  # of offices open ......................             8              8              7              5              5              4
  # of offices under construction ........             2              1              0              2              0              1
  # of office sites purchased ............             2              0              2              1              2              1
  ATM stand alone ........................             1              1              1              0              0              0

*Share and per share data has been adjusted for 10% stock dividends in 2006, 2005, 2004, and 2002 and 10% and 5% dividends in 2003.